DEFERRED PROFIT SHARING PLAN
SPECIAL TRANSACTION FORM
for
Deposit of Common Shares
of
MDS Inc.
Pursuant to the Offer to Purchase dated February 19, 2010
     This Special Transaction Form is to be used by participants (“Participants”) in the Deferred Profit Sharing Plan (the “Plan”) of MDS Inc. (“MDS”) who wish to deposit common shares of MDS (“Shares”) beneficially owned by them under the Plan pursuant to the offer to purchase of MDS dated February 19, 2010 (together with any amendments, supplements or variations thereto, the “Offer to Purchase”). Capitalized terms used but not defined in this Special Transaction Form have the meanings given to them in the Offer to Purchase and/or the Letter of Transmittal.
     Please complete this Special Transaction Form as soon as possible and deliver to CIBC Mellon Trust Company, the depositary (“Depositary”) of the Plan, in the enclosed self-addressed envelope or by fax, no later than 5:00 p.m. (Toronto time) on March 22, 2010 (the “Cut-off Date”). Please note that the Depositary will not guarantee or provide any assurance that Special Transaction Forms received from Participants after the Cut-off Date will be processed in time to deposit the Shares beneficially owned by such Participants to the Offer. If the Offer is extended, the Cut-off Date will automatically be extended to the date which is four (4) Trading Days prior to the new Expiration Date under the extended Offer.

By Registered Mail or Mail	By Hand or by Courier

CIBC Mellon Trust Company P.O. Box 1036 Adelaide Street Postal Station Toronto, Ontario M5C 2K4 Attention: Corporate Restructures	199 Bay Street Commerce Court West Securities Level Toronto, Ontario M5L 1G9 Attention: Corporate Restructures
Fax: 416-643-3148
     The terms and conditions of the Offer to Purchase and the accompanying Letter of Transmittal are incorporated by reference in this Special Transaction Form. Participants should carefully consider the income tax consequences of depositing Shares under the Offer. See Section 8 “Tax Consequences” in the issuer bid circular (“Circular”) that accompanies this Special Transaction Form. Please read carefully the instructions set forth below before completing this Special Transaction Form.
     The undersigned hereby authorizes and directs you to deposit to the Offer, for and on behalf of the undersigned, the Shares indicated in this Special Transaction Form (the “Deposited Shares”) beneficially owned by the undersigned under the Plan pursuant to an Auction Tender at the price per Share indicated in this Special Transaction Form or pursuant to a Purchase Price Tender, as specified below, net to the undersigned in cash (subject to applicable withholding taxes) and upon the terms and subject to the conditions set forth in the Offer to Purchase and in the accompanying Letter of Transmittal.

     Subject to and effective upon acceptance for purchase of the Deposited Shares in accordance with the terms of the Offer, the undersigned hereby agrees to sell, assign and transfer to, or upon the order of, MDS all right, title and interest of the undersigned in and to the Deposited Shares and hereby irrevocably constitutes and appoints MDS, the Plan Sponsor and administrator of the Plan (the “Administrator”) as attorney-in-fact of the undersigned with respect to such Deposited Shares, with full power of substitution (such power of attorney being an irrevocable power coupled with an interest), to issue instructions, on the undersigned’s behalf, to Manulife Financial, the Service Provider to the Plan, to (i) deposit the Deposited Shares to the Depositary under the Offer, including by completing, executing and delivering any required form of Letter of Transmittal; and (ii) cause the proceeds payable to the undersigned, upon the take-up and payment by MDS of any Deposited Shares, to be paid out (net of applicable withholding taxes, if any) to the undersigned or as the undersigned may otherwise direct, all in such manner and, subject to the terms of the Offer to Purchase and the Letter of Transmittal and the Plan, on such terms and conditions as the Administrator in its absolute discretion shall consider appropriate, necessary or desirable.
     The undersigned hereby represents and warrants that:
(a)	the undersigned has full power and authority to instruct the Administrator to deposit, sell, assign and transfer the beneficial interest of the undersigned in the Deposited Shares;

(b)	when and to the extent MDS accepts the Deposited Shares for payment, MDS will acquire such Deposited Shares free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any dividends or distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Deposited Shares to Shareholders of record on or prior to the date on which Shares are taken up and paid for under the Offer shall be for the account of the undersigned;

(c)	on request, the undersigned will execute and deliver any additional documents that the Administrator or the Depositary deems necessary or desirable to complete the assignment, transfer, and purchase of the Deposited Shares; and

(d)	the undersigned has read and agrees to all of the terms of the Offer to Purchase, the Letter of Transmittal and this Special Transaction Form.
     The undersigned hereby, effective from the Effective Date, revokes any and all proxies, voting instructions or other authority, whether as agent, attorney-in-fact, attorney or otherwise, previously given or conferred or agreed to be given or conferred by the undersigned at any time with respect to the Deposited Shares to the extent the Deposited Shares are taken up and paid for under the Offer. No proxies, voting instructions or authority, whether as agent, attorney-in-fact, attorney or otherwise, will be given or conferred with respect to the Deposited Shares, and the undersigned shall not take steps to vote the Deposited Shares on or after the Effective Date unless the Deposited Shares are not taken up and paid for under the Offer.
     The undersigned understands that he or she must indicate whether he or she is instructing the Administrator to deposit the Deposited Shares pursuant to an Auction Tender or a Purchase Price Tender by completing Box A “Type of Tender”. The undersigned understands that if the undersigned does not specify whether the undersigned is instructing the Administrator to make an Auction Tender or a Purchase Price Tender, the undersigned will be deemed to have instructed the Administrator to make a Purchase Price Tender. The undersigned understands that only a whole number of Shares can be deposited to the Offer.
     The undersigned understands that all proceeds payable to the undersigned upon the take-up and payment by MDS of any Deposited Shares under the Plan will be re-invested in the Manulife Canadian Money Market Fund.
     The undersigned understands that MDS will, upon the terms and subject to the conditions of the Offer, determine a single price per Share (the “Purchase Price”) (which will be not more than US$9.30 and not less than US$8.10 per Share) that it will pay for Shares properly deposited pursuant to the Offer, taking into account the number of Shares deposited pursuant to Auction Tenders and Purchase Price Tenders and the prices specified by Shareholders depositing Shares pursuant to Auction Tenders. The undersigned understands that the Purchase Price will be the lowest price of not more than US$9.30 and not less than US$8.10 per Share at which Shares have been deposited or have been deemed to be deposited that will enable MDS to purchase the maximum number of Deposited Shares having an aggregate purchase price not exceeding US$450,000,000. The undersigned understands (i) that all Participants who have validly deposited and not withdrawn their Shares pursuant to Auction Tenders at prices equal to or less than the Purchase Price or pursuant to Purchase Price Tenders will receive the Purchase Price, payable in cash (but net of applicable withholding taxes, if any), for all Shares purchased, upon the terms and subject to the conditions of the Offer, including the applicable proration provisions relating to Shares deposited (and with adjustments to avoid the purchase of fractional Shares), and (ii) that all Deposited Shares not purchased, including all Deposited Shares deposited pursuant to Auction Tenders at prices in excess of the Purchase Price, Deposited Shares not purchased due to proration and Deposited Shares not accepted for purchase will be returned as soon as practicable after the Expiration Date or termination of the Offer, without expense, to the Plan account of the undersigned by the Administrator.
     The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, MDS may terminate or amend the Offer or may not be required to purchase any of the Deposited Shares or may accept for payment, in accordance with the applicable proration provisions relating to Shares deposited, fewer than all of the Deposited Shares.
     The undersigned understands that acceptance of Deposited Shares by MDS for payment will constitute a binding agreement between the undersigned and MDS, effective as of the Expiration Date, upon the terms and subject to the conditions of the Offer.
     The undersigned understands that payment for Shares accepted for payment pursuant to the Offer will be made by MDS depositing the aggregate purchase price for such Shares with the Depositary, who will act as agent for the depositing Participants for the purpose of receiving payment from MDS and transmitting such payment to the depositing Participants. All payments made to the undersigned will be payable in Canadian dollars, subject to an exchange rate determined in accordance with the Plan. The undersigned further understands that the Service Provider will act as agent for the undersigned for the purpose of receiving payment from the Depositary and reinvesting such payment in the Manulife Canadian Money Market Fund. Under no circumstances will interest accrue or be paid by MDS, the Depositary or the Service Provider on the Purchase Price to any person depositing Shares regardless of any delay in making payment or otherwise.
     All authority conferred or agreed to be conferred in this Special Transaction Form shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Special Transaction Form shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, any deposit made in accordance with this Special Transaction Form is irrevocable.

DEFERRED PROFIT SHARING PLAN
SPECIAL TRANSACTION FORM

TO:	CIBC Mellon Trust Company, as Depositary

AND TO:	Manulife Financial, as Service Provider

AND TO:	MDS Inc., as Administrator

Name of Participant (please print)	Manulife Customer Number	Percentage of Shares Deposited*

*	See Instruction 1.

BOX A
TYPE OF TENDER
(See Instruction 2(a))

Check only one box. If more than one box is checked or if no box is checked, all Deposited Shares will be deemed to have been tendered by way of a Purchase Price Tender. The Administrator is authorized to deposit Deposited Shares pursuant to:

☐	An Auction Tender (Please complete Box B)	☐	A Purchase Price Tender

BOX B
AUCTION TENDER
PRICE (IN UNITED STATES DOLLARS) PER SHARE AT
WHICH SHARES ARE BEING DEPOSITED
(See Instruction 2(b))

This box MUST be completed if Deposited Shares are being deposited pursuant to an Auction Tender. Failure to properly complete this box will result in Deposited Shares being deemed to have been deposited pursuant to a Purchase Price Tender.

Check the appropriate box to indicate Auction Tender Price

PRICE IN UNITED STATES DOLLARS

☐ $8.10	☐ $8.55	☐ $9.00
☐ $8.15	☐ $8.60	☐ $9.05
☐ $8.20	☐ $8.65	☐ $9.10
☐ $8.25	☐ $8.70	☐ $9.15
☐ $8.30	☐ $8.75	☐ $9.20
☐ $8.35	☐ $8.80	☐ $9.25
☐ $8.40	☐ $8.85	☐ $9.30
☐ $8.45	☐ $8.90
☐ $8.50	☐ $8.95

If portions of shareholdings are being deposited at different prices, use a separate Special Transaction From for each price specified. (See Instruction 2 of the Special Transaction From )

BOX C
ODD LOTS
(See Instruction 4)
To be completed ONLY if Deposited Shares are being deposited by persons owning beneficially an aggregate of fewer than 100 Shares under the Plan as of the close of business on the Expiration Date.
The undersigned:
☐	will be the beneficial owner under the Plan of an aggregate of fewer than 100 Shares as of the close of business on the Expiration Date, all of which are deposited.

BOX D
PARTICIPANTS SIGN HERE
(See Instruction 3)
If signature is by attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the full title. See Instruction 3.

Authorized Signature:		Capacity:

(Signature of Participant or authorized representative)

Name:	Phone Number: ( )

(Please Print)

Address:

(Include Postal Code or Zip Code)

Dated	,2010

INSTRUCTIONS
1. Partial Deposits. If fewer than 100 percent of the Shares beneficially owned by a Participant under the Plan are to be deposited, fill in the percentage of Shares that are to be deposited in the column entitled “Percentage of Shares Deposited”. Where the percentage would result in a tender of a fractional Share, such fractional Shares shall be disregarded such that only a whole number of Shares would be deposited to the Offer. All Shares owned by a Participant under the Plan will be deposited unless otherwise indicated.

2.	(a)	Indication of Type of Tender. To cause the Administrator to deposit Shares beneficially owned by the Participant under the Plan, the Participant must complete Box A “Type of Tender” on this Special Transaction Form indicating whether the Participant is authorizing the Administrator to deposit Shares pursuant to an Auction Tender or a Purchase Price Tender. Only one box may be checked. The same Shares cannot be deposited (unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase) pursuant to both an Auction Tender and a Purchase Price Tender, or pursuant to Auction Tenders at more than one price.

	(b)	Indication of Price at Which Shares Are Being Deposited. For the Administrator to cause Shares to be deposited pursuant to an Auction Tender, the Participant must complete Box B “Auction Tender” on this Special Transaction Form indicating the price per Share in United States dollars at which the Participant is authorizing the Administrator to deposit Shares. The same Shares cannot be deposited pursuant to Auction Tenders (unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase) at more than one price. No price need be specified by Participants instructing the Administrator to make a Purchase Price Tender. Unless a price is indicated in the Box B of this Special Transaction Form, the Deposited Shares will be deposited by the Administrator pursuant to a Purchase Price Tender. If more than one price is indicated in Box B of this Special Transaction Form, the Deposited Shares will be tendered by the Administrator at the lowest price indicated.
3. Signatures on Special Transaction Form. If this Special Transaction Form is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Depositary and the Administrator of their authority so to act.
4. Odd Lots. As described in Section 2 of the Offer to Purchase, if MDS purchases less than all Shares deposited by the Expiration Date, the Shares purchased first will consist of all Shares so deposited by any Shareholder who will own beneficially, as of the close of business on the Expiration Date, an aggregate of fewer than 100 Shares and who deposits all of his or her Shares under Auction Tenders at prices equal to or less than the Purchase Price or under a Purchase Price Tender. This preference will not be available unless Box C “Odd Lots” is completed.
5. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to MDS Inc. by email at SIB2010@mdsinc.com. Additional copies of the Offer to Purchase, the Circular, the Letter of Transmittal and the Special Transaction Forms can be found in the “MyBenefits” section of the MDS Intranet.
6. Governing Law. The Offer and any agreement resulting from the acceptance of the Offer will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.
     IMPORTANT: This Special Transaction Form must be received by the Depositary on or before the Cut-off Date.